Exhibit 10.1

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH A REQUEST FOR CONFIDENTIAL TREATMENT.

Third Amendment to High-Speed Service Agreement

This Third Amendment (“Amendment”) is made effective October 31, 2010 (“Amendment Effective Date”) by and between EarthLink, Inc., a Delaware corporation, having an office at 1375 Peachtree Street, Level A, Atlanta, Georgia  30309 (“EarthLink”), and Time Warner Cable Inc., a Delaware corporation, having an office at 60 Columbus Circle, New York, NY 10023 (“TWC”), and revises and amends the High-Speed Service Agreement between the Parties dated June 30, 2006 (as amended) (the “Agreement”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings set forth in the Agreement.

RECITALS

WHEREAS, EarthLink and TWC are parties to the Agreement; and

WHEREAS, EarthLink and TWC desire to amend the terms and conditions set forth in the Agreement to extend the Term by twenty four (24) months and agree to certain marketing support commitments;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby covenant and agree as follows:

1.             Section 8.1.  Section 8.1 shall be deleted in its entirety and replaced with the following:

“8.1        Term.

Other than Sections 3(a)(ii) and (iii), which shall be effective as of the Execution Date, the terms and conditions of this Agreement shall be effective as of November 1, 2006 (the “Effective Date”), and unless earlier terminated as set forth in this Agreement, shall expire seven (7) years from the Effective Date.”

2.             Marketing Support.  EarthLink agrees to commit and spend no less than $               between November 1, 2010 and October 31, 2011 specifically to market and promote the EarthLink High-Speed Service as mutually agreed to by TWC and EarthLink.  EarthLink agrees to commit and spend no less than $               between November 1, 2011 and October 31, 2012 specifically to market and promote the EarthLink High-Speed Service as mutually agreed to by TWC and EarthLink.

3.             Ratification and Confirmation.  Except as specifically provided herein, each of the provisions contained in the Agreement shall remain unchanged, are hereby ratified, confirmed, and remain in full force and effect in all respects.

4.             Governing Law.  This Amendment will be governed by and construed and enforced under the internal laws of the State of New York, without regard to principles of conflict of laws.

5.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  Signed facsimile copies of this Amendment will legally bind the parties to the same extent as original documents.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives effective on the Amendment Effective Date.

EarthLink, Inc.		Time Warner Cable Inc.

By:	/s/ Joseph M. Wetzel	By:	/s/ Sam Howe

Name:	Joseph M. Wetzel	Name:	Sam Howe

Title:	President and Chief Operating Officer	Title:	Chief Marketing Officer

Date:	November 1, 2010	Date:	November 11, 2010